Mark Griffin, Investors 629.213.5672 mark.griffin@alliancebernstein.com	Jennifer Casey, Media 212.969.1157 jennifer.casey@alliancebernstein.com

AB Announces June 30, 2021 Assets Under Management
Nashville, TN, July 12, 2021 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $738 billion during June 2021 from $731 billion at the end of May. Market appreciation and firm inflows, net of a $1.4 billion net outflow associated with the close of Equitable's legacy variable annuity reinsurance transaction with Venerable Holdings, Inc., drove the 1% increase. Excluding the impact of this transaction, which is expected to be revenue accretive due to the fee mix of affected assets, net inflows to Retail and Private Wealth were partially offset by net outflows from Institutions. There were no outflows resulting from AXA S.A's ongoing redemption of certain low-fee fixed income mandates; these AXA S.A. redemptions, which began in the first quarter of 2020, are now essentially complete.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At June 30, 2021				At May 31
					2021

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$68	$131	$57	$256	$251
Passive	29	40	1	70	69
Total Equity	97	171	58	326	320

Fixed Income
Taxable	157	81	14	252	254
Tax-Exempt	1	26	27	54	53
Passive	—	9	—	9	9
Total Fixed Income	158	116	41	315	316

Alternatives/Multi-Asset Solutions(1)	74	7	16	97	95
Total	$329	$294	$115	$738	$731

	At May 31, 2021

Total	$330	$287	$114	$731

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2020 or form 10-Q for the quarter ended March 31, 2021. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2021, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 36.3% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 64.4% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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